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                                                             Exhibit 10(iii)A(e)


                                   APPENDIX B




B.1. Eligible Individual: James S. Balloun

B.2. Effective Date of Participation: Pursuant to Section 2.1(b), Mr. Balloun's date of participation shall be February 1, 1996.

B.3. Special Provisions: The following special provisions shall apply to Mr. Balloun's participation in the Plan:

     (a) Except for purposes of determining whether Mr. Balloun is a Vested Terminee and entitled to a Vested Pension under the Plan, Mr. Balloun will be credited with two (2) years of Credited Service under Sections 1.1(q) and 2.3 for each year of Credited Service he would otherwise receive under the Plan.

     (b) Mr. Balloun will qualify as a Vested Terminee if he completes five (5) years of employment with NSI from his Service Date to his Termination Date.

Except as otherwise specifically provided in this Appendix B, Mr. Balloun's benefits under the Plan shall be determined in the same manner as for other Participants.